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Exhibit 25

         SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☒

BANK ONE, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	36-0899825 (I.R.S. employer identification number)
1 Bank One Plaza, Chicago, Illinois (Address of principal executive offices)	60670-0126 (Zip Code)
Bank One, National Association 1 Bank One Plaza, Chicago, Illinois 60670 Attn: Sandra L. Caruba, First Vice President, (312) 336-9436 (Name, address and telephone number of agent for service)

ALLSTATE LIFE GLOBAL FUNDING
(Exact name of obligor as specified in its charter)

Delaware	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)
Senior Secured Medium Term Notes (Title of Indenture Securities)

Item 1.    General Information.    Furnish the following information as to the trustee:

          (a)  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b)  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations With the Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

    No such affiliation exists with the trustee.

Item 16.    List of exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

    1.
    A copy of the articles of association of the trustee now in effect.*

    2.
    A copy of the certificates of authority of the trustee to commence business.*

    3.
    A copy of the authorization of the trustee to exercise corporate trust powers.*

    4.
    A copy of the existing by-laws of the trustee.*

    5.
    Not Applicable.

    6.
    The consent of the trustee required by Section 321(b) of the Act.

    7.
    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

    8.
    Not Applicable.

    9.
    Not Applicable.

              Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of November, 2002.

Bank One, National Association, Trustee
By	/s/ Sandra L. Caruba Sandra L. Caruba First Vice President

*
Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

EXHIBIT 6

         THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

November 11, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

              In connection with the qualification of an indenture between Allstate Life Global Funding and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
Bank One, National Association

By:	/s/ Sandra L. Caruba Sandra L. Caruba First Vice President

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2002

              All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts In Thousands		RCFD	Bil/Mil/Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin(1)			0031	12,783,000	1.a
	b.	Interest-bearing balances(2)			0071	3,002,000	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	42,712,000	2.b
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			8987	7,139,000	3.a
					RCFD
	b.	Securities purchased under agreements to resell(3)			8959	1,015,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			0309	1,537,000	4.a
	b.	Loans and leases, net of unearned income	8528	101,957,000			4.b
	c.	LESS: Allowance for loan and lease losses	3123	2,551,000			4.c
	d.	Loans and leases, net of unearned income and allowance (Item 4.b minus 4.c)			8528	99,408,000	4.d
5.	Trading assets (from Schedule RC-D)				3545	3,353,000	5
6.	Premises and fixed assets (including capitalized leases)				2145	1,005,000	6
7.	Other real estate owned (from Schedule RC-M)				2150	33,000	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	175,000	8
9.	Customers' liability to this bank on acceptances outstanding				2155	244,000	9
10.	Intangible assets:
	a.	Goodwill			3165	473,000	10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	2,000	10.b
11.	Other assets (from Schedule RC-F)				2160	10,989,000	11
12.	Total assets (sum of items 1 through 11)				2170	183,359,000	12

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Schedule RC—Continued

			Dollar Amounts In Thousands		RCFD	Bil/Mil/Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1)			RCON 2200	90,275,000	13.a
		(1) Noninterest-bearing(1)	6631	33,176,000			13.a.1
		(2) Interest-bearing	6638	57,099,000			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			RCFN 2200	24,426,000	13.b
		(1) Noninterest-bearing	6631	373,000			13.b.1
		(2) Interest-bearing	6538	24,053,000			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices(2)			8893	5,324,000	14.a
					RCFD
	b.	Securities sold under agreements to repurchase(3)			8995	13,027,000	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	3,119,000	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	19,954,000	16
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding				2920	244,000	18
19.	Subordinated notes and debentures(4)				3200	3,979,000	19
20.	Other liabilities (from Schedule RC-G)				2930	10,109,000	20
21.	Total liabilities (sum of items 13 through 20)				2948	170,457,000	21
22.	Minority interest in consolidated subsidiaries				3000	60,000	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3533	0	23
24.	Common stock				3230	201,000	24
25.	Surplus (exclude all surplus related to preferred stock)				3539	7,479,000	25
26.	a.	Retained earnings			3832	5,545,000	26.a
	b.	Accumulated other comprehensive income(5)			9530	127,000	26.b
27.	Other equity capital components(6)				A130	0	27
28.	Total equity capital (sum of items 23 through 27)				3210	13,352,000	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3300	183,869,000	29

Memorandum

              To be reported only with the March Report of Condition.

		RCFD	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001	5724	N/A	M.1
1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2	=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public	5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
		accounting firm which submits a report on the consolidated holding company	6	=	Review of the bank's financial statements by external auditors
		(but not on the bank separately)	7	=	Compilation of the bank's financial
3	=	Attestation on bank management's			statements by external auditors
		assertion on the effectiveness of the bank's internal control over financial	8	=	Other audit procedures (excluding tax preparation work)
		reporting by a certified public accounting firm	9	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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